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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 24, 2000, except for Note 12 as to which the date is October , 2000, relating to the financial statements of TheraSense, Inc. at December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
October 11, 2000